Amendment to Stock Purchase Agreement and Share Exchange

This Amendment to the Stock Purchase Agreement and Share Exchange (the “Amendment”) dated November 28, 2006, by and among Artcraft V., Inc., a Delaware Corporation with its principle place of business located at Baimang Checking Station 1st Building, South Mountiain Xili Town, Shenzhen, People’s Republic of China (“Artcraft”), Top Interest International Limited, a BVI Corporation with its principle place of business at Wondial Building, 6 South Keji road, High-Tech Industrial Parkm Shennan Road, Shenzhen , People’s Republic of China (“Top Interest”), and Zu Da Xu, the sole shareholder of Top Interest (the “Shareholder,” and collectively with Top Interest and Artcraft, the “Parties”).

RECITALS:

A. WHEREAS, Artcraft and Top Interest entered into a Stock Purchase Agreement and Share Exchange dated November 7, 2005, (the “Agreement”), whereby Artcraft acquired all of the outstanding shares of Top Interest and Top Interest became a wholly owned subsidiary of Artcraft and in connection therewith Artcraft issued 10,000,000 shares of Common stock to Top Interest.

B. WHEREAS, all of the parties to the Agreement desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and other valuable consideration, the receipt of which is acknowledged, the parties to this Agreement agree as follows:

1.
Section 3.2 Issuance of Artcraft Common Shares - The terms of Section 3.2 of the Agreement are hereby stricken, removed and caused to have no effect as between the Parties. Section 3.2 is hereby amended to read as follows:

In exchange for all of the Top Interest Common Shares tendered pursuant to Section 3.1, Artcraft shall issue to Zu Da Xu, the sole shareholder of Top Interest, 10,000,000 shares of Artcraft Common Stock. Such shares are restricted in accordance with Rule 144 of the 1933 Securities Act.

2.
Remainder of the Agreement - any portion of the Agreement not so specifically amended in this Amendment shall remain the same. Nothing in this Amendment shall be construed as to limit any other section of the Agreement, PROVIDED THAT, any conflict between any section of the Agreement and this Amendment shall be construed so as this Amendment is the controlling document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed entered into as of the date first above written.

ARTCRAFT V CORP

By: /s/ Li Te Xiao
Li Te Xiao, President

TOP INTEREST INTERNATIONAL LIMITED

By: /s/ Robin Yanhong
Robin Yanhong Li, President

/s/ Zu Da Xu
Zu Da Xu, Individually